As  filed  with  the  Securities  and  Exchange  Commission on December 27, 1999
                                                     Registration No.  333-88083
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549
                      ____________________________________

                                   FORM SB-2/A
                                 Amendment No-2
                             Registration Statement
                        Under the Securities Act of 1933
                      ____________________________________
                             GUIDELOCATOR.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             TEXAS                         7999                76-0611112
   (State or other jurisdiction     (Primary Standard       (I.R.S. Employer
     of incorporation or         Industrial Classification   Identification
         organization)                Code  Number)              Number)

                                                THOMAS  C.  PRITCHARD
         10710  ESTELLE  CIRCLE               1111  BAGBY,  24TH  FLOOR
       MONTGOMERY,  TEXAS  77356                HOUSTON,  TEXAS  77002
            (409) 597-7500                         (713) 209-2950
     (Address, and telephone number       (Name, address and telephone number
     of principal executive offices)           of  agent  for  service)

                                   Copies to:
                               THOMAS C. PRITCHARD
                            BREWER & PRITCHARD, P.C.
                             1111 BAGBY, 24TH FLOOR
                              HOUSTON, TEXAS  77002
                              PHONE (713) 209-2950
                            FACSIMILE (713) 209-2921
                              _____________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering as provided in Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed as provided in Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed as provided in Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made as provided in Rule 434, please check the following box. [ ]
                             _______________________

                            CALCULATION OF REGISTRATION FEE

=======================================================================================
TITLE OF EACH CLASS OF      AMOUNT          PROPOSED         PROPOSED       AMOUNT OF
SECURITIES TO BE            BEING           MAXIMUM           MAXIMUM     REGISTRATION
REGISTERED                REGISTERED     OFFERING PRICE      AGGREGATE         FEE
                         PER SHARE(1)  OFFERING PRICE(1)
-----------------------  ------------  ------------------  -------------  -------------
Common Stock(2) . . . .     1,074,000  $             1.00  $1,074,000.00  $         299
-----------------------  ------------  ------------------  -------------  -------------

TOTAL . . . . . . . . .     1,074,000  $             1.00  $1,074,000.00  $         299
=======================================================================================

_______________________
(1)     Estimated  solely  for the purpose of calculating the registration fee pursuant to  Rule  457.
(2)     The  1,074,000  shares  being offered for immediate sale by shareholders of the registrant.

     The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8(a), may determine.

                 Subject to Completion, Dated December 27, 1999

Preliminary  Prospectus

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the common stock covered by this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the common stock and it is not soliciting an offer to buy the common stock in any state where the offer or sale is not permitted.


                             GUIDELOCATOR.COM, INC.

                   Resale of 1,074,000 shares of common stock

     This prospectus relates to the resale of 1,074,000 shares of our common stock by some of our current stockholders, which is not being underwritten. We will not receive any proceeds from the sale of these shares. The selling stockholders may offer and resell our common stock under this prospectus for their own account. Shares offered by the selling stockholders may be sold by ordinary brokerage transactions in which a broker solicits purchases or in face-to-face transactions between the selling stockholders and purchasers without a broker. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     For the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters. Therefore, the selling stockholders may be subject to statutory liabilities if the registration statement, which includes this prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact. We have agreed to indemnify the selling stockholders regarding this liability.

     Our common stock is not currently traded on any exchange or on the OTC Electronic Bulletin Board.


                             _______________________


THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             _______________________

                 The date of this prospectus is _________, 1999

                                    TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
Prospectus summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Risk factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Use of proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Dividend policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Determination of offering price . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Management's discussion and analysis of financial condition and plan of operations.     8
Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Executive compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Principal stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
Certain transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
Description of capital stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Shares eligible for future sale . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Plan of distribution and selling stockholders . . . . . . . . . . . . . . . . . . .    20
Disclosure of Commission position on indemnification for Securities Act liabilities    22
Market for common equity and related stockholder matters. . . . . . . . . . . . . .    22
Interest of named experts and counsel . . . . . . . . . . . . . . . . . . . . . . .    22
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Legal matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Where you can find more information . . . . . . . . . . . . . . . . . . . . . . . .    23

                               PROSPECTUS SUMMARY

     To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 4 and the financial statements.

Our company. . . . . .  We are an early development stage company that intends to provide Internet users the ability to search a database that contains detailed information about fishing guides from around the world.

Our service. . . . . .  We intend to offer Internet users a quick and easy way to search for fishing guides according to their interests via our web site located at
                        www.guidelocator.com.  Our web site will allow users to search for a fishing guide based on area, the type of fish, fresh or salt water, lake, river, bay or ocean, spin or fly fishing, length or type of boat, number of people at a time and cost.

Our address. . . . . .  Our address is 10710 Estelle Circle, Montgomery, Texas 77356.  Our phone number is (409) 597-7500.

                                  THE OFFERING

Common stock
outstanding. . . . . .  2,574,000 shares.

Shares of common stock
to be resold by
selling stockholders .  1,074,000 shares.

Market for our
common stock . . . . .  Our common stock is not traded on an exchange or on the OTC Bulletin Board.
                        We can provide no assurance that there will be a market in the future for our common stock.

                             SUMMARY FINANCIAL DATA

     Our pro forma consolidated financial statements are provided for the period from inception, July 12, 1999, through September 30, 1999. Our business operations were minimal.

                                   PERIOD FROM INCEPTION JULY 12, 1999
                                       THROUGH SEPTEMBER 30, 1999
STATEMENT OF OPERATIONS DATA:

Revenues . . . . . . . . . . . .                                    --

General administrative expenses.  $                             34,191

Net operating income loss. . . .  $                            (34,191)
                                  -------------------------------------



BALANCE SHEET DATA


Total assets . . . . . . . . . .  $                             16,217

Note payable to officer. . . . .  $                             10,000

Notes payable to individuals . .  $                             37,296

Accrued interest payable . . . .  $                                208

Stockholders' equity (deficit) .  $                            (31,917)

                                  RISK  FACTORS

WE  HAVE  NO  OPERATING  HISTORY  FOR  YOU  TO  EVALUATE.

     We incorporated in the State of Texas in July 1999, have no operations or revenues, and have nominal assets. As a start-up business, we are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have no business history for you to analyze or to aid you in making an informed judgement as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

     As a development stage company, our prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a new business in any industry. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things implement and successfully execute our business and marketing strategy and respond to competitive developments in the industry.

     We can provide no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business and on your investment. We can provide no assurance that we will become profitable in the future.

OUR FINANCIAL STATEMENTS ARE FOR A SUBSTANTIALLY SHORT PERIOD OF TIME AND MAY HAVE LIMITED SIGNIFICANCE TO YOU IN DETERMINING OUR PROSPECTS.

     As a start-up company having recently been incorporated on July 12, 1999, our audited financial statements for the period of inception through July 31,1999, and our unaudited financial statements for the period of inception through September 30, 1999, represent a substantially short period of time. Because our financial statements are for such a short period of time, they may have limited significance to you in making an evaluation of our company.

WE CURRENTLY HAVE NEGATIVE WORKING CAPITAL, LIMITED FUNDS, AND LIMITED SOURCES OF LIQUIDITY. IF WE ARE UNABLE TO RAISE EXTERNAL FUNDING TO PROVIDE US WITH WORKING CAPITAL BY MARCH 2000, WE MAY HAVE TO CURTAIL CURRENT OPERATIONS WHICH WILL EFFECT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     We require substantial capital to pursue our operating strategy and currently have limited cash for operations. Until we can obtain revenues sufficient to fund working capital needs, we will be dependent upon external sources of financing. To date, we have no internal sources of liquidity and we do not expect to generate any internal cash flow for the foreseeable future, if at all. For the foreseeable future, we expect our source of working capital to be from proceeds from our August 1999 offering in which we raised $37,000. The net proceeds from the August 1999 offering provided us with the initial working capital to begin designing our web site.

     We estimate that our present working capital will provide us with sufficient funding through March 2000. As estimates, we can provide no assurance that the proceeds from the August 1999 offering will be sufficient to cover cash requirements and if it appears that at any time that we are approaching a condition of cash deficiency, we will be required to seek additional equity or debt refinancing, curtail operations or otherwise bring cash flow in balance. We estimate the cost to complete the web site will be approximately $100,000 to $125,000, at a minimum. With our current working capital balances, unless we are able to raise additional funds for working capital purposes and web site development, we will not be able to complete our web site as planned and our business may not be able to continue as a going concern.

AS A START-UP COMPANY, OUR OPERATING RESULTS MAY FLUCTUATE, WHICH MAY MAKE OUR STOCK PRICE VOLATILE.

     Based on our business and industry and as a start-up company, we expect to experience significant fluctuations in our future operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect our operating results include:

     - our ability to attract customers to our web site at a steady rate and maintain customer satisfaction,

     - the demand for our online services by advertisers and consumers, including the number of searches performed by consumers and the rate at which they click-through to paid search listing advertisements,

     - our costs of attracting consumers to our web site, including costs of receiving exposure on third-party web sites and advertising costs, and

     - costs and delays in introducing new services and improvements to existing services.

     Once we obtain adequate financing, we plan to significantly increase our operating expenses, to expand our marketing operations and fund greater levels of guide recruitment. As such, we expect to operate at a loss for the foreseeable future. Revenue and operating results are difficult to forecast because they generally depend upon many of the factors discussed above, none of which we can predict due to our lack of business history.

WE HAVE ISSUED PROMISSORY NOTES TO INVESTORS AS PART OF THE UNITS SOLD IN THE AUGUST 1999 OFFERING AND WE HAVE NOT CREATED A SINKING FUND FOR THE REPAYMENT OF THOSE NOTES. WE WILL NEED TO RAISE ADDITIONAL PROCEEDS TO MAKE PAYMENT OF THE NOTES.

     We issued $37,000 in the form of promissory notes as part of the units sold in the August 1999 offering. The notes are 10% interest bearing notes, with principal and interest payable one year from the date of execution. We have not created any fund for repayment of the notes, and have not set aside any portion of the proceeds from that offering for repayment of the notes. We do not expect to generate internal cash flows from operations prior to the maturity date of the notes. Therefore, in order to make payment on the notes, we will be required to raise funds through the sale of debt, equity, or other convertible securities. We have no commitments for such funding, and we can provide no assurance that we will be able to raise such funding on favorable terms, if at all. If we are not able to raise additional funding, we will default on the notes. As such, although we are legally obligated to make payment on the notes, there is no assurance that we will be financially able to do so, and it should be assumed that if we are not able to raise additional proceeds prior to the maturity date of the notes, we will not be able to make payment on the notes. The notes are not collateralized by any real, personal, or other property. The notes are unsecured and subordinate and junior in right of payment to the prior payment in full of all other indebtedness.

AS AN INTERNET COMPANY, WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND YOUR INVESTMENT.

     The Internet industry is highly competitive, and has few barriers to entry. Although there are few competitors who offer the same or similar services of the type we offer, we can provide no assurance that additional competitors will not enter markets that we intend to serve. We believe that our ability to compete depends on many factors both within and beyond our control, including the following:

     - our ability to raise additional funds for business and web site development,

     - the effectiveness of our web site in attracting potential customers, and

     -     the  success  of  our  marketing  efforts.

If we are unable to efficiently and effectively institute our business plan, we may never be able to establish our web site and become profitable.

OUR INDUSTRY DEPENDS ON DISCRETIONARY CONSUMER SPENDING, WHICH IF NEGATIVELY AFFECTED, COULD HAVE A MATERIAL ADVERSE EFFECT ON YOUR INVESTMENT.

     Our business opportunities are directly dependent upon the level of consumer spending on recreational travel activities and related services, a discretionary spending item. If discretionary consumer spending on recreational travel activities declines, the travel industry may be adversely affected which may in turn cause a decline in the use or need for our services which will likely cause a reduction in our revenues. Our success depends upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates, and tax rates. We can provide no assurance that consumer spending in general or spending on recreational travel activities in particular will not decline, thus adversely affecting our future viability and profitability or that our business will not be adversely affected by future downturns in the travel industry.

IF  WE  ARE  UNABLE  TO  ESTABLISH  A  LARGE  USER  BASE  WE MAY HAVE DIFFICULTY
ATTRACTING ADVERTISERS TO OUR WEB SITE, WHICH WILL HINDER OUR ABILITY TO GENERATE ADVERTISING REVENUES, WHICH IS AN INTEGRAL PART OF OUR BUSINESS PLAN.

     An integral part of our business plan and marketing strategy requires us to establish a large user base. Once we are able to establish a large user base and a demand for our online services, we will be able to attract advertisers to our web site and possibly begin to generate advertising revenues. If our business or marketing strategy fails for any reason and we are unable to cost efficiently increase our user base, our ability to generate revenues will suffer. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

PENNY  STOCK  REGULATIONS  MAY  DECREASE  YOUR ABILITY TO SELL OUR COMMON STOCK.

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. PENNY STOCKS GENERALLY ARE EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. THE PENNY STOCK RULES REQUIRE A BROKER-DEALER, PRIOR TO A TRANSACTION IN A PENNY STOCK NOT OTHERWISE EXEMPT FROM THE RULES, TO DELIVER A STANDARDIZED RISK DISCLOSURE DOCUMENT PREPARED BY THE SEC THAT PROVIDES INFORMATION ABOUT PENNY STOCKS AND THE NATURE AND LEVEL OF RISKS IN THE PENNY STOCK MARKET. These disclosure requirements and others may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. Our securities may be subject to the penny stock rules, and accordingly, investors purchasing securities under this prospectus may find it difficult to sell their securities in the future, if at all.

OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, OUR RESULTS OF OPERATIONS WILL SUFFER.

     The Internet and the online commerce industry are characterized by rapid technological change that could render our existing web site obsolete. The development of our web site entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or emerging industry standards. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business operations may be materially and adversely effected which may result in the loss of all or part of your investment.

A  SPECIAL  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS  CONTAINED  IN  THIS
PROSPECTUS.

     Some of the statements contained in this prospectus, in particular the "Risk factors," "Management's discussion and analysis of financial condition and plan of operations," and "Business" sections, discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking" information. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

     - the success or failure of our efforts to implement our business strategy,

     - our ability to raise sufficient capital to meet operating requirements,

     -     the  uncertainty  of  consumer  demand  for  our  services,

     -     our  ability  to  protect  our  intellectual  property  rights,

     -     our  ability  to  compete  with  major  established  companies,  and

     -     other  risks  which  may be described in future filings with the SEC.

     We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the resale of securities by selling stockholders.

                                 DIVIDEND POLICY

     We have never declared or paid any dividends. In addition. we anticipate that we will not declare dividends at any time in the foreseeable future. Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

                         DETERMINATION OF OFFERING PRICE

     We can give no assurance that a public market will develop for the selling stockholders. We plan to have a NASD market maker distribute any offers made by selling stockholders to the investing public. If the market maker receives any bids from public investors these will be shown to selling stockholders. All sales by selling stockholders will have to be matched by bids from the public. We anticipate the initial market, if any, for selling stockholders will be very limited and the price will vary based on the supply from selling stockholders and bids indicated by the public. We have verbally advised all our selling stockholders to expect a limited public market and their ability to sell sharers will depend on bids from pubic investors.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements.

GENERAL

     We are a development stage company with no operating history. We were incorporated in July 1999 and have conducted limited business operations as we have had limited cash and assets. To date, we have concentrated on raising the necessary capital in order to develop our web site. As of September 30, 1999, we had not generated any revenues. Our fiscal year is June 30. The financial information contained in this prospectus is for the period from inception, July 12, 1999, through September 30, 1999.

     We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as online commerce. We will encounter various risks in implementing and executing our business strategy. We can provide no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business.

     From inception through September 30, 1999, we have utilized funds obtained through a loan obtained from our sole director and executive officer, Ms. Ruth Shepley. We have not recorded any revenues and have incurred net losses from operations totaling approximately ($34,491) from inception through September 30, 1999.

     Our current cash forecast indicates that there will be negative cash flow from operations for the foreseeable future. We are currently seeking short-term and long-term debt or equity financing sufficient to fund projected working capital and web site development and marketing needs. However, we can provide no assurance that we will be successful in raising funds, that the amount and terms of any financing will be acceptable, or that profits from the sale of our services in the future will be sufficient to fund our working capital, web site development, and marketing expenditure requirements.

PLAN  OF  OPERATIONS  FOR  YEAR  END  2000

     Our initial administrative expenses were approximately $34,491 as of September 30, 1999, which includes general and administrative expenses and professional fees. These initial expenditures have been funded by proceeds from a loan obtained from Ms. Shepley and from proceeds of our August 1999 offering. Based on our current plan of operations it is anticipated that our monthly operating expenditures for the next twelve months will be approximately $2,500 per month, which includes administrative expenses, marketing expenses, and professional fees. Our current cash reserves are $16,217 as of September 30, 1999. We estimate that our current working capital will provide us with funding through March 2000. These cash reserves are from the proceeds of the August 1999 offering. The foregoing are merely estimates, and we can provide no assurance that unexpected expenses will not shorten the period of time within which our funds may be utilized.

      In light of the prospect that we may not be able to raise funds that are necessary to continue operations at our present level by March 2000, we have reduced our operating budget accordingly so that we will have enough cash to operate through calendar year end 2000. We are able to reduce our operating budget because our overhead costs are minimal. We pay no salaries or rent, and our utilities expense are insignificant. By reducing our budget, we will be required to reduce our expenditures on marketing. By operating under such a restricted budget, we will not be able to proceed with our business plan and marketing strategy as originally intended.

     We do not currently generate any revenues from the services we provide and we do not expect to generate revenues for the foreseeable future. Therefore, we will continue to operate on a reduced budget until we raise additional funds. If we are unable to raise additional funds by fiscal year end 2000 we may have to limit our operations to an extent not presently determinable by management, but which may include the sale of any assets owned or our ceasing to conduct business. Although we have no commitments for capital, we may raise additional funds through:

     - public offerings of equity, securities convertible into equity or debt,

     -     private  offerings  of  securities  or  debt,  or

     -     other  sources.

Our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

                               IMPACT OF YEAR 2000

     The year 2000 poses potential problems for business and consumer computing, particularly the functionality of software for two-digit storage of dates and special meanings for certain dates such as 9/9/99. The year 2000 is also a leap year, which may also lead to incorrect calculations, functions, or system failure. The problem exists for many kinds of software, including software for mainframes, PCs, and embedded systems.

     In assessing the effect of the Year 2000 problem, we determined that there existed two general areas that needed to be evaluated:

     -     internal  infrastructure,  and
     -     supplier/third-party  relationships.

     A discussion of the various activities related to assessment and actions resulting from those evaluations is set forth below.

     INTERNAL  INFRASTRUCTURE.

     We tested and verified that all of our personal computers, servers, and software are Year 2000 compliant, and that no hardware or software needed to be upgraded or replaced. The costs related to verifying and testing our equipment and software have not been material to our business.

     SUPPLIERS/THIRD-PARTY  RELATIONSHIPS.

     We rely on outside vendors for water, electrical, and telecommunications services and other infrastructure services. We do not intend to independently evaluate the Year 2000 compliance of the systems utilized to supply these services. However, we have received letters from our phone and electric companies assuring us that they are Year 2000 compliant. In addition, we have received letters from our Internet service provider and the company that hosts our web site that their systems are Year 2000 compliant. We have not received assurances from our water and sewage companies, but have requested such assurances and expect to receive such assurances by December 31, 1999. We are currently seeking a company to design our web site. Although we have not entered any agreements, we will require assurances from any prospective designer that its equipment and software are Year 2000 compliant.

     CONTINGENCY  PLANS.

     Based on the actions taken to date and the assurances we have received, we have not currently developed a formal contingency plan to be implemented as part of our efforts to identify and correct Year 2000 Problems affecting our internal systems. We plan to execute a complete file back-up and to shut our systems down on December 31, 1999. However, if we deem it necessary, we may take the following actions:

     -     short  to  medium-term  use  of  backup  equipment  and  software,
     -     increased  work  hours  for  our  personnel,  and
     -     other  similar  approaches.

     If we are required to implement any of these contingency plans, such plans could have a material adverse effect on our business. As discussed above, we are reasonably certain that we have or will identify and resolve all Year 2000 problems that could materially adversely affect our business and operations.

                                    BUSINESS


GENERAL

     GuideLocator.com, Inc. was incorporated in the State of Texas in July 1999. We are a development stage company with the goal to provide users the ability to search a database that contains detailed information about fishing guides from around the world. Our service is intended to offer Internet users a quick and easy way to search for fishing guides according to their interests via the Internet on our web site located at www.guidelocator.com. The web site is currently on-line and operational but is in the process of being more fully developed. Once completed, the web site will allow users to search for a fishing guide based on:

     -     area  of  the  country,

     -     the  type  of  fish,

     -     fresh  or  salt  water,

     -     lake,  river,  bay  or  ocean,

     -     spin  or  fly  fishing,

     -     length  or  type  of  boat,

     -     number  of  people  at  a  time,  and

     -     cost.

     In addition, the web site should allow users to send in comments on guides they have used in the past, as well as provide a chat room to ask and answer questions.

     Although we currently have no operations and have not generated any revenues from operations, once our web site is completed we intend to generate revenues by charging fishing guides a small fee to be listed in our database and through advertising revenues from advertisements placed on our web site. Our web site will initially focus on the Lake Conroe, Texas area, however, our strategy is to expand our services in the future to the Gulf Coast region, the rest of Texas and United States, and ultimately expand our services to the international level.

INDUSTRY  BACKGROUND

     The  Internet  and  world  wide  web

     The Internet is a global collection of thousands of computer networks interconnected to enable commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information, and conduct business. The Internet was historically used by a limited number of academic institutions, defense contractors and government agencies. It was used primarily for remote access to host computers and for sending and receiving electronic mail. Presently, commercial organizations and individuals are dominating the use of the Internet. Recent technological advances, improved microprocessor speed and the development of easy-to-use graphical user interfaces, combined with cultural and business changes, have enabled the Internet to be integrated into the operations, strategies, and activities of countless commercial organizations and individuals.

     The Internet and the world wide web have introduced fundamental and structural changes in the way information can be produced, distributed and consumed, lowering the cost of publishing information and extending its potential reach. The web, by facilitating the exchange of information, is dramatically increasing the amount of information available to users.

     Growth  of  the  Internet  and  web-based  advertising

     The Internet is an increasingly significant global medium for communications, content and online commerce. Growth in Internet usage has been fueled by a number of factors, including:

     - the large and growing installed base of personal computers in the workplace and home,
     - advances in the performance and speed of personal computers and modems,
     -     improvements  in  network  infrastructure,
     -     easier  and  cheaper  access  to  the  Internet,  and
     -     increased  awareness  of the Internet among businesses and consumers.

     Web-based advertising is relatively new, and it is difficult to predict the extent of further growth, if any, in web advertising expenditures. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including the lack of acceptable security technologies, potentially inadequate development of the necessary infrastructure, or the lack of timely development and commercialization of performance improvements. The number of companies selling web-based advertising and the available inventory of advertising space has recently increased substantially. Accordingly, companies may face increased pricing pressure for the sale of advertisements, which could reduce potential advertising revenues.

BUSINESS  STRATEGY

     Our mission is to become a market leader in providing top quality content and information about fishing guides from around the world. This strategy is founded on:

     - Web page design. Designing a quality web page that is easy to use and provides maximum customer satisfaction,

     - Attracting fishing guides. Providing fishing guides a free listing until we prove that they will benefit from being listed within our service, at which time we expect to charge guides a small monthly fee to retain their listing,

     - Outsourcing. Hiring independent contractors to enlist fishing guides to use our service, and

     - Intensive marketing effort. Implementing an intensive marketing campaign.

     First and foremost, our goal is customer satisfaction. This strategy begins by developing a web site that is user friendly, appealing to customers, informative and entertaining. We believe that all of these factors will create a greater likelihood that customers will return to our site creating greater traffic. We have interviewed approximately 15 to 20 fresh and salt water fishing guides and 50 fisherman in and around the Lake Conroe area to determine what web site features they would like on a fishing guide web site and to determine its usefulness. We intend to incorporate their comments and suggestions to create a more useful and appealing web site. We are currently taking bids from prospective web page designers for the design and service of our web site, and are awaiting funding until we proceed with further development. We have no current commitments of capital to proceed with such development. We have received estimates that the cost to complete our web site will cost approximately $100,000 to $125,000.

     The second step to expanding and developing our business lies in our ability to attract fishing guides to use and enlist our services. Initially, this will be done by allowing guides to be listed on our web site free of charge for a limited time. If we are able to establish ourselves as a recognizable benefit to the fishing guides, we will expect to charge a small monthly fee. We have listed on our web site, numerous guides in the Lake Conroe area and we are in the process of attempting to list more guides in the area. We have contacted a majority of the guides there, and expect to add many of those guides to our site by January 2000. Provided we are able to raise additional capital to develop our web site, we intend to expand our coverage outside the Lake Conroe area by January 2001.

     Next, we must attract and hire independent contractor sales representatives in areas where there are a significant number of guides to warrant our service. We will hire service representatives in these regions to locate and sell the guide listings and the local advertising. We will initially provide guide listings free of charge for a limited time. These independent contractors will also be responsible for contacting fishing guides listed on our web site and obtaining names of clients so that we may attempt to get comments regarding the fishing guides service. We have not hired any service representatives as of November 15, 1999, and we do not currently anticipate hiring any until we raise additional capital to more fully develop our web site. Service representatives will be paid based on their sales performance, initially earning a set amount for the first few months provided they reach certain performance levels. Our strategy is to hire as many sales representatives as possible until we cover approximately 60% of the most desirable territories in the US. We estimate that it will take a minimum of two years to reach that level.

     Finally, our strategy will focus on instituting an intensive marketing and promotional campaign. Initially, we intend to enter advertising agreements with on-line companies with similar target audiences. In addition, subject to adequate funding to develop our web site and expand our coverage, we intend to:

     -     advertise  in  fishing,  hunting  and  outdoors  magazines,  and

     - set up promotional booths at fishing shows and to be a sponsor in various fishing tournaments.

MARKETING  STRATEGY

     We currently plan to market our services in-house. We plan to implement a marketing program that is aimed at attracting and retaining:

     -     fishing  guides  who  are  listed  on  our  web  site,
     -     consumers  who  use  our  web  site  to  find  fishing  guides,  and
     - web site customers who use our web site for advertising and other commercial activities.

     Initially, we intend to enter advertising agreements or link exchange programs with on-line companies with similar target audiences. Although we have selected companies and organizations with whom we would like to enter advertising agreements with, we have not contacted them as of November 15, 1999. We intend to initially attract these companies to advertise on our web site by creating banners and links to their web site on our web site free of cost. Once we are able to expand our coverage to a majority of the areas around the U.S. and can generate substantial traffic on our web site, we plan to institute a cost based advertising program that charges advertisers. Also, we plan to enter into link exchange programs which will provide that we post links to other web sites in exchange for their posting links to our web site on their web site. We intend to limit our promotions solely to the Internet for at least the next year. If we obtain adequate financing or are able to generate significant revenues, we plan to increase our marketing expenditures by setting up promotional booths at fishing shows, sponsoring fishing tournaments, and by advertising in fishing, hunting, and outdoors magazines.

     We have received authorization from the companies whose web sites we currently have links to on our web site, to provide such links. We currently do not receive any compensation for providing such links, but upon further development of our web site and increased traffic, we expect to charge for such service.

     We plan to attract fishing guides through direct contact. We have obtained lists of fishing guides in the Lake Conroe area through the phone book, marinas and fishing equipment supply stores. We intend to obtain lists in other areas or regions through similar methods. Since our services currently only cover the Lake Conroe area, we are in the process of contacting all the area fishing guides. We have contacted a majority of the guides in the Lake Conroe area, and expect to add many of those guides to our site by January 2000.

     We intend to generate traffic to our web site by search engine placement, link exchange programs and targeted e-mail lists. We will also offer a news letter subscription service in an attempt to attract repeat and referral traffic to our site.

Our ability to execute our marketing strategy is directly dependent on the amount of funds we have available. If we are unable to raise additional funds to develop our web site and to expand our coverage outside Lake Conroe, we will be unable to effectively execute our business and marketing strategy.

COMPETITION

     The market for commercial uses of the Internet are new and rapidly evolving, and competition is expected to increase significantly in these markets, as barriers to entry are relatively insubstantial. We believe that our ability to compete depends on many factors both within and beyond our control, including the following:

     -     the  timing  and  market  acceptance  of  our  business  model,

     - the effectiveness of our web site in attracting potential customers for our products,

     - the number and types of strategic relationships we enter into, including e-commerce partnerships, and

     -     the  success  of  our  marketing  efforts.

     At this time, there is one other web site of which we are aware that offers the variety of services that we propose to offer. That site is outdoorinternational.com and it is expected that this web site will be a primary competitor. Outdoorinternational.com offers many of the same features that we will offer, but it does not currently offer the capability of paying by credit card, a bulletin board type chat room, or our reviews and comments about the different guides. We have interviewed fishermen and guides and have come to the conclusion that these features are desired by both groups. It should be expected that in the future we will compete with additional companies, many of which may have greater financial resources than our company. We can provide no assurance that we will be able to successfully compete in this market.

GOVERNMENT  REGULATION

     We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws to the Internet could have a material adverse affect on our business.

EMPLOYEES

     At November 15, 1999, we employed one full-time employee, Ms. Shepley. However, at the present time Ms. Shepley does not receive any compensation, and will not receive any compensation for her services until we begin operations. Ms. Shepley received 1,500,000 shares of common for developing a business plan and for services rendered. Ms. Shepley dedicates approximately 40 hours a week to GuideLocator.

     We plan to hire independent contractors once we are able to expand our operations. Our goal is to hire one individual per geographic fishing area, whose primary responsibilities will include signing fishing guides up to become listed on our service, obtaining comments from persons using the fishing guides service, and selling ad space on the web site.

LEGAL  PROCEEDINGS

     There are currently no legal proceedings pending to which the we are a party or to which any of our properties are subject.

FACILITIES

     Our headquarters are presently located in a 300 square foot office space owned by Ruth Shepley at 10710 Estelle Circle, Montgomery, Texas 77356. We currently do not pay rent, nor have we entered into a lease with Ms. Shepley. We may be required to pay rent in the future.

                                   MANAGEMENT


DIRECTORS  AND  EXECUTIVE  OFFICERS

     OUR  SOLE  DIRECTOR  AND  EXECUTIVE  OFFICER  IS:

              NAME               AGE         POSITION
              ----               ---         --------

              Ruth E. Shepley     55     Director, president, chief
                                         financial officer and secretary

     Ruth E. Shepley has served as our director, president and secretary since inception. Ms. Shepley is an entrepreneur. Since January 1998, Ms. Shepley has been president of Financial Broker Relations, a public relations firm specializing in working with small cap companies. In December 1979, Ms. Shepley began Speedy Printing with one employee and sold it in March 1992. From September 1992 to August 1994, she operated a telephone marketing service. In September 1995, Ms. Shepley published a printed directory of all the services available to single adults in Houston, Texas. The book was sold and distributed in national chain stores, but was recently sold to an enterprise that is expanding the book's concept to a national level. The information gathering, marketing, and advertising sales skills she performed while producing the singles directory is similar to the operations she will oversee for our company.

     AS PROVIDED IN OUR BY-LAWS, EACH DIRECTOR IS ELECTED ANNUALLY BY OUR STOCKHOLDERS AT OUR ANNUAL MEETING. OUR OFFICERS SERVE AT THE DISCRETION OF THE BOARD OF DIRECTORS.

                             EXECUTIVE COMPENSATION

     The following table contains compensation data for our sole director and chief executive officer from inception until the date of this prospectus:

                      ANNUAL COMPENSATION     LONG TERM COMPENSATION
                      -------------------     ----------------------


Name and principal position        Fiscal year  Salary  Restricted
---------------------------------  -----------  ------  -----------
                                                        stock award
                                                        -----------
Ruth E. Shepley,
director, president, secretary,
chief executive officer and chief
financial officer . . . . . . . .         1999      --    1,500,000

     We issued Ms. Shepley 1,500,000 in July 1999 for services rendered, valued at $1,500. Ms. Shepley does not receive any cash or other compensation for services rendered to GuideLocator as an officer or director. We do not currently have any employment agreements.

STOCK  OPTIONS  AND  WARRANTS

     In September 1999, the board of directors approved and our stockholders adopted the 1999 Incentive Stock Option Plan. As provided in the plan, options to purchase 500,000 shares of common stock may be granted to employees, officers, directors, and consultants of GuideLocator. Options granted under the plan generally expire five to ten years after the date of grant. Currently, no options to purchase shares have been issued.

LIMITATION  OF  DIRECTORS'  LIABILITY

     Our articles of incorporation and by-laws eliminate, subject to the exceptions listed below, the personal liability of our directors for monetary damages for breaches of fiduciary duty by such directors. The articles of incorporation and by-laws do not permit eliminating or limiting the personal liability of a director for:

     - any breach of the director's duty of loyalty to GuideLocator or our stockholders,
     - acts or omissions not in good faith that constitutes a breach of duty of the director or which involve intentional misconduct or a knowing violation of law,
     - any transaction from which such director derives an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or
     - an act or omission for which the liability of a director is expressly provided by an applicable statute.

This provision of the articles of incorporation and by-laws will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by this provision, and such stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to the board's action in respect of such transaction or event. In these cases, our stockholders and GuideLocator could be injured by a board's decision and have no effective remedy.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth the beneficial ownership of common stock of our directors, officers, and holders of five percent or more of our common stock, and the officers and directors as a group.

                             NUMBER OF SHARES OF
NAME AND ADDRESS                COMMON STOCK
OF BENEFICIAL OWNERS         BENEFICIALLY OWNED   PERCENTAGE OF OWNERSHIP
                             -------------------  ------------------------
Ruth E. Shepley . . . . . .            1,500,000                     58.3%

All officers and directors
  as a group (1 person) . .            1,500,000                     58.3%
                             -------------------  ------------------------

     Ms. Shepley's principal business address is 10710 Estelle Circle, Montgomery, Texas 77356. Ms. Shepley received all of her shares of common stock for services rendered.

                              CERTAIN TRANSACTIONS

     We issued a $10,000 promissory note to Ms. Shepley on July 14, 1999. The note bears interest at a rate of 10% per annum and is due August 30, 2001. However, the note must be paid in full upon the occurrence of either of the following events:

     - a change in control of GuideLocator, as defined in the promissory note, or

     - the completion of an equity financing which raises in the aggregate at least $250,000, in the form of one equity transaction or in the form of a series of equity transactions within a six month period.

     Our office is located in a building owned by Ms. Shepley. We currently do not pay rent and we have not entered into a lease agreement. In July 1999, we issued Ms. Shepley 1,500,000 shares of our common stock for services rendered which were valued at $1,500.

                          DESCRIPTION OF CAPITAL STOCK

COMMON  STOCK

     We are authorized to issue up to 10,000,000 shares of common stock. As of December 15, 1999 there were 2,574,000 shares of common stock issued and outstanding that were held of record by approximately forty-two shareholders. No shares have been reserved for issuance upon the exercise of warrants or options.

     The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

PREFERRED  STOCK

     We are authorized to issue of up to 2,000,000 shares of preferred stock. We have no present plans for the issuance of such preferred stock. The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. In addition, the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings, and other corporate purposes, could have the effect of making it more difficult or discouraging a third party from acquiring a controlling interest in us. In many cases, shareholders receive a premium for their shares in a change of control, and these provisions will make it somewhat less likely that a change in control will occur or that shareholders will receive a premium for their shares if a change of control does occur.

TEXAS  TAKEOVER  STATUTE.

     Upon completion of this offering, we will be subject to the Texas takeover laws. Texas law prohibits a Texas corporation which is an issuing public corporation from engaging in any business combination with any affiliated shareholder for a period of three years following the date that the shareholder became an affiliated shareholder, unless:

     - prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an affiliated shareholder; or

     - the business combination is approved by at least two-thirds of the outstanding voting shares that are not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder at a meeting of shareholders called not less than six months after the affiliated shareholder's share acquisition date.

     In general, Texas takeover law defines an affiliated shareholder as any entity or person beneficially owning 20% or more of the outstanding voting stock of the issuing public corporation and any entity or person affiliated with or controlling or controlled by such entity or person. Furthermore, it defines a business combination to include, among other similar types of transactions, any merger, share exchange, or conversion of an issuing public corporation involving an affiliated shareholder.

     These laws may have the effect of inhibiting a non-negotiated merger or other business combination that we may be involved in.

TRANSFER  AGENT

     American Registrar & Transfer Company serves as the transfer agent for the shares of common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon the date of this prospectus, there are 2,574,000 shares of our common stock outstanding. Upon the effectiveness of this registration statement, the 1,074,000 shares of common stock to be resold pursuant to this prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops. The remaining 1,500,000 shares, which are held by Ms. Shepley, are restricted shares within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

     In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the Securities Act or that were acquired from an affiliate of GuideLocator is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of :

     - one percent of the number of then outstanding shares of common stock, or

     - the average weekly reported trading volume during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of GuideLocator under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

      Prior to the offering, there has been no market for our common stock. No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

     This prospectus relates to the resale of 1,074,000 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. Assuming all shares of common stock in the following tables are sold, none of the selling stockholders will own greater than 1% of our common stock.

                               AMOUNT OFFERED
                             SHARES BENEFICIALLY  ASSUMING ALL SHARES
STOCKHOLDER                  OWNED BEFORE RESALE   IMMEDIATELY SOLD
---------------------------  -------------------  -------------------
S.R.Z. Anfous . . . . . . .                2,000                2,000

John Blausey. . . . . . . .                2,000                2,000

Robert Buck . . . . . . . .                2,000                2,000

Deborah Calandrella . . . .                2,000                2,000

Stephen C. Calandrella. . .                2,000                2,000

Cheryl Clark. . . . . . . .              100,000              100,000

Diversified Investors
Capital Services N.A., Inc.                2,000                2,000

EWMW, L.P.. . . . . . . . .                2,000                2,000

Jeanne Fearnow. . . . . . .              100,000              100,000

Michael Fearnow . . . . . .              100,000              100,000

Dan R. Filson . . . . . . .                2,000                2,000

Troy Getz . . . . . . . . .              100,000              100,000

Z.R. Hannaibrahim . . . . .                2,000                2,000

W. Donald Haugen. . . . . .                2,000                2,000

Walter Hill . . . . . . . .              104,000              104,000

Jack Howard . . . . . . . .                2,000                2,000

Anthony Huang . . . . . . .                2,000                2,000

Curtis Hunsinger. . . . . .              100,000              100,000

Raouf Ibrahim . . . . . . .                2,000                2,000

Theodore Lakos. . . . . . .                2,000                2,000

David Lennox. . . . . . . .                2,000                2,000


                                       20

Davina Lockhart . . . . . .                4,000                4,000

Kyla Lockhart . . . . . . .                2,000                2,000

Tiffany Lockhart. . . . . .                2,000                2,000

Logue, Inc. . . . . . . . .                2,000                2,000

David Maharam . . . . . . .                2,000                2,000

Pat Mitchell. . . . . . . .              100,000              100,000

Nabil M. Murad &
Muna D. Murad . . . . . . .                2,000                2,000

Nest Management . . . . . .                5,000                5,000

Nest USA. . . . . . . . . .                5,000                5,000

Network Marketing . . . . .                2,000                2,000
Resource, Inc.

John Orton. . . . . . . . .                2,000                2,000

Terri Orton . . . . . . . .                2,000                2,000

Andrew Piper. . . . . . . .                2,000                2,000

Troy Pope . . . . . . . . .              100,000              100,000

Brewer & Pritchard, P.C . .              100,000              100,000

Beatrice Pulido . . . . . .                2,000                2,000

Herman Pulido . . . . . . .                2,000                2,000

Ted Schwartz. . . . . . . .                2,000                2,000

Sally Welborn . . . . . . .              100,000              100,000

Rex D. Wolfe. . . . . . . .                2,000                2,000

     Brewer & Pritchard, P.C. is counsel for GuideLocator in connection with this registration statement and in giving an opinion on the validity of the securities being registered.

     The 1,074,000 shares offered by the selling stockholders may be sold by one or more of the following methods, without limitation:

     - ordinary brokerage transactions and transactions in which the broker solicits purchases; and

     - face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

Brokers or dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated. Brokers and dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales. The selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus. As a result of these shares being registered under the Securities Act, holders who subsequently resell the shares to the public may be deemed to be underwriters with respect to the shares of common stock for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have agreed to indemnify the selling stockholders regarding such liability.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     Currently, there is no public trading market for our securities and we can provide no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. As of November December 15, 1999, there were approximately 42 shareholders of record.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Principals of Brewer & Pritchard, P.C. own 100,000 shares of our common stock.

                                     EXPERTS

     The financial statements of GuideLocator appearing in this Form SB-2/A registration statement have been audited by Malone & Bailey, PLLC, independent auditors, as set forth in their report on page F-1, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Brewer & Pritchard, P.C., Houston, Texas.

                       WHERE YOU CAN FIND MORE INFORMATION

     At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

                       Attention:  Ruth  Shepley,  President
                       GuideLocator.com,  Inc.
                       10710  Estelle  Circle
                       Montgomery,  Texas  77356
                       (409)  597-7500

     Our fiscal year ends on June 30. We intend to become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                                1,074,000 Shares





                             GuideLocator.com, Inc.


                                   Prospectus

                                  Common Stock




                            __________________, 1999




     YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SECURITY HOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

     Until _________, 2000, all dealers and selling stockholders that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             GUIDELOCATOR.COM, INC.

                          INDEX TO FINANCIAL STATEMENTS

                  FOR THE PERIOD FROM JULY 12, 1999 (INCEPTION)
                           THROUGH SEPTEMBER 30, 1999
                                   (UNAUDITED)


Balance Sheet . . . . . . . .  F-2
Statement of Expenses . . . .  F-3
Statement of Cash Flows . . .  F-4
Notes to Financial Statements  F-5


                 FOR THE PERIOD FROM JULY 12, 1999 (INCEPTION)
                              THROUGH JULY 31, 1999
                                    (AUDITED)


Independent Auditors Report . . .  F-6
Balance Sheet . . . . . . . . . .  F-7
Statement of Expenses . . . . . .  F-8
Statement of Stockholders' Equity  F-9
Statement of Cash Flows . . . . .  F-10
Notes to Financial Statements . .  F-11

                             GUIDELOCATOR.COM, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               September 30, 1999
                                   (Unaudited)


ASSETS

Cash. . . . . . . . . . . . . . . . . . . . .  $ 16,217
                                               =========


LIABILITIES

Note payable to officer . . . . . . . . . . .  $ 10,000
Notes payable to individuals. . . . . . . . .    37,926
Accrued interest payable. . . . . . . . . . .       208
                                               ---------

    Total Liabilities . . . . . . . . . . . .    48,134
                                               ---------


STOCKHOLDERS' EQUITY

Preferred stock, $.001 par, 2,000,000 shares
  authorized, no shares issued or outstanding
Common stock, $.001 par, 10,000,000 shares
  authorized, 2,574,000 shares issued and
  outstanding . . . . . . . . . . . . . . . .     2,574
Deficit accumulated during the
  development stage . . . . . . . . . . . . .   (34,491)
                                               ---------

    Total Stockholders' Equity. . . . . . . .   (31,917)
                                               ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. .  $ 16,217
                                               =========

                             GUIDELOCATOR.COM, INC.
                          (A Development Stage Company)
                              STATEMENT OF EXPENSES
                      Period from July 12, 1999 (Inception)
                           Through September 30, 1999
                                   (Unaudited)


Administrative expenses . . . . . . . . . .  $   34,491
                                             -----------


Net (loss). . . . . . . . . . . . . . . . .  $  (34,491)
                                             ===========


Net (loss) per common share . . . . . . . .  $     (.01)
Weighted average common shares outstanding.   2,537,000

                             GUIDELOCATOR.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                  For the period from July 12, 1999 (Inception)
                           Through September 30, 1999
                                   (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES

Net (deficit) accumulated during
  the development stage. . . . . . . . . . . .  $(34,491)
Adjustments to reconcile net (deficit)
  to cash used by operating activities:
  Stock issued for services. . . . . . . . . .     1,500
Increase in accrued interest payable . . . . .       208
                                                ---------

NET CASH USED BY OPERATING ACTIVITIES. . . . .   (32,783)


CASH FLOWS FROM FINANCING ACTIVITIES
Note payable to officer. . . . . . . . . . . .    10,000
Notes payable to individuals . . . . . . . . .    37,926
Sales of stock . . . . . . . . . . . . . . . .     1,074
                                                ---------

NET CASH FLOWS FROM FINANCING ACTIVITIES . . .    49,000
                                                ---------


NET INCREASE IN CASH, and ending cash balance.  $ 16,217
                                                =========

                             GUIDELOCATOR.COM, INC.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Unaudited)


NOTE  1  -  BASIS  OF  PRESENTATION

The accompanying unaudited interim financial statements of GuideLocator.com, Inc. have been prepared in accordance with generally accepted accounting principles and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Registration Statement filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the period from July 12, 1999 (Inception) through July 31, 1999, as reported in the SB-2, have been omitted.


NOTE  2  -  NOTES  PAYABLE  TO  INDIVIDUALS

The Company raised $38,000 from the sale of common stock and notes payable during the current quarter. Each investor received 2,000 shares of stock and a $1,000 note payable, in exchange for each $1,000 in cash loaned to the Company. The notes bear interest at 10%, are payable only on in Company common stock and at note maturity. Note maturity occurs on the earlier of (a) August 30, 2001,
(b) a change in control, or (c) receipt of at least $250,000 proceeds from sale of stock in any 6-month period.

INDEPENDENT  AUDITOR'S  REPORT



To the Board of Directors and Stockholders of Guidelocator.com, Inc.
  (A  Development  Stage  Company)
  Houston,  Texas

We have audited the accompanying balance sheet of GuideLocator.com, Inc. as of July 31, 1999, and the related statements of income, stockholders' equity and cash flows for the period from July 12, 1999 (Inception) through July 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of GuideLocator.com, Inc. as of July 31, 1999, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

August  10,  1999

/s/ Malone  &  Bailey,  PLLC
Houston,  Texas

                             GUIDELOCATOR.COM, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  July 31, 1999


ASSETS

Cash. . . . . . . . . . . . . . . . . . . . .  $ 3,458
                                               ========


Note payable to officer . . . . . . . . . . .   10,000
Stockholders' Equity
Preferred stock, $.001 par, 2,000,000 shares
  authorized, no shares issued or outstanding
Common stock, $.001 par, 10,000,000 shares
  authorized, 2,500,000 shares issued
  and outstanding . . . . . . . . . . . . . .    2,500
Deficit Accumulated During the
  Development Stage . . . . . . . . . . . . .   (9,042)
                                               --------

Total Stockholders' Equity. . . . . . . . . .   (6,542)
                                               --------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. .  $ 3,458
                                               ========

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                             GUIDELOCATOR.COM, INC.
                          (A Development Stage Company)
                              STATEMENT OF EXPENSES
                      Period from July 12, 1999 (Inception)
                              Through July 31, 1999


Administrative expenses . . . . . . . . . .  $    9,042
                                             -----------


Net (loss). . . . . . . . . . . . . . . . .  $   (9,042)
                                             ===========


Net (loss) per common share . . . . . . . .  $    (.004)
Weighted average common shares outstanding.   2,500,000

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                             GUIDELOCATOR.COM, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                      Period from July 12, 1999 (Inception)
                              Through July 31, 1999


                                         Deficit
                                       Accumulated
                                         During
                             Common     develop.
                   Shares     stock       stage       Totals
                  ---------  -------  -------------  --------
Sale of shares .  1,000,000  $ 1,000                 $ 1,000

Shares
contributed
for services . .  1,500,000    1,500                   1,500

Net (loss)                            $     (9,042)   (9,042)
                                      -------------  --------


Balances,
  July 31, 1999.  2,500,000  $ 2,500  $     (9,042)  $(6,542)
                  =========  =======  =============  ========

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                             GUIDELOCATOR.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                  For the Period from July 12, 1999 (Inception)
                              Through July 31, 1999


CASH FLOWS FROM OPERATING ACTIVITIES
Net (deficit) accumulated during
  the development stage. . . . . . . . . . . .  $(9,042)
Adjustments to reconcile net (deficit)
  to net cash used by operating activities
    stock issued for services. . . . . . . . .    1,500
                                                --------

NET CASH USED BY OPERATING ACTIVITIES. . . . .   (7,542)


CASH FLOWS FROM FINANCING ACTIVITIES
Loan from shareholder. . . . . . . . . . . . .   10,000
Sales of stock . . . . . . . . . . . . . . . .    1,000
                                                --------

NET CASH FLOWS FROM FINANCING ACTIVITIES . . .   11,000
                                                --------


NET INCREASE IN CASH, and ending cash balance.  $ 3,458
                                                ========

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                             GUIDELOCATOR.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES


Nature of Business. The Company was incorporated in Texas on July 12, 1999, to create an Internet-accessible database containing information about fishing guides around the world. The Company's fiscal year-end is June 30.

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.


NOTE  2  -  NOTE  PAYABLE  TO  OFFICER

To pay up-front legal, accounting and other overhead operating costs, a Company officer loaned the Company $10,000. This note bears interest at 10%, is due August 30, 2001, and is not secured.


NOTE  3  -  COMMON  STOCK

The Company is attempting to raise between $25,000 and $100,000 from the sale of stock and notes payable through a private placement memorandum under SEC Rule
506.  As of August 10, 1999, the Company has received $4,000 from this offering.


NOTE  4  -  COMMON  STOCK  ISSUED  FOR  SERVICES

A Company officer received 1,500,000 shares of Company stock in return for services rendered. This stock is valued at $.001 per share, which is the same price paid by other initial shareholders.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Our articles of incorporation limit the liability of our directors and our stockholders to the fullest extent permitted by Texas law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability for:

     (1) any breach of the director's duty of loyalty to GuideLocator or our stockholders,
     (2) acts or omissions not in good faith that constitute a breach of duty of the director to GuideLocator or an act or omission which involves intentional misconduct or a knowing violation of law,
     (3) an act or omission for which the liability of a director is expressly provided by an applicable statute, or
     (4) any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scop of the director's office.

     The inclusion of this provision in the articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted GuideLocator and our stockholders.

     Our articles of incorporation provide for the indemnification of our executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Texas law. The articles of incorporation include related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things:

     (1) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination,
     (2) specification of time periods by which payments or determinations must be made and actions must be taken, and
     (3) the establishment of certain presumptions in favor of an indemnitee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling GuideLocator, as provided in the foregoing provisions, GuideLocator has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee. . . . . .  $438
Printing and Engraving Expenses     *
Legal Fees and Expenses . . . .     *
Accounting Fees and Expenses. .     *
Miscellaneous . . . . . . . . .     *
                                 ----
TOTAL . . . . . . . . . . . . .  $  *
                                 ====

*  To  be  added  by  amendment

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     The following information sets forth particular information for all our securities sold since inception, without registration under the Securities Act. There were no underwriters in any of these transactions, nor were any sales commissions paid thereon.

1. In July 1999, we issued Ruth Shepley 1,500,000 shares of common stock for services rendered, which were valued at $1,500. We believe the transaction was exempt from registration under Section 4(2) of the Securities Act, as Ms. Shepley is our sole officer and director and an accredited investor, and since the transaction was non-recurring and privately negotiated.

2. From July 1999 through September 1999, we sold 1,074,000 shares of our common stock at an aggregate purchase price of $38,000 to 41 accredited investors. We believe that these transactions were exempt from registration under Rule 506 of Regulation D of the Securities Act.


ITEM  27.  EXHIBITS

                                INDEX TO EXHIBITS


EXHIBIT NO.   IDENTIFICATION OF EXHIBIT
------------

      3.1(1)        Articles of Incorporation

      3.2(1)        By-Laws of GuideLocator.com, Inc.

      4.1(1)        Form of Specimen of common stock

      5.1(2)        Legal Opinion

     10.1(1)        1999 Incentive Stock Option Plan

     23.1(2)        Consent of Malone & Bailey, PLLC

     23.2(3)        Consent of Brewer & Pritchard, P.C.

     27.1(2)        Financial Data Schedule

___________________
(1)     Filed  previously  on  Form  SB-2,  SEC  File  No.  333-88083.
(2)     Filed  herewith.
(3)     Contained  in  Exhibit  5.1.

ITEM  28.  UNDERTAKINGS

     (a)  The  undersigned  registrant  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

               ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               iii. Include any  additional  or changed  material on the plan of distribution.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant as provided in Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Montgomery, State of Texas, on the 27th day of December, 1999.


                                       GUIDELOCATOR.COM,  INC.




                                       BY: /s/ RUTH E. SHEPLEY
                                            ------------------------------
                                            RUTH E. SHEPLEY, President


                            _________________________


     This registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                  Title                             Date
---------                  -----                             ----

By:  /s/ Ruth E. Shepley   Director, president, secretary,   December 27, 1999
   ---------------------   chief  financial  officer
     RUTH E. SHEPLEY